UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2013

EZJR, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-53810

Nevada	20-0667864
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3055 Breckinridge Blvd. Suite 310, Duluth, GA	30096
(Address of principal executive offices)	(Zip Code)

Telephone: 678-866-3414

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On June 4, 2013, EZJR, Inc. (the “Company” or the “Registrant”) issued 2,678,013 unregistered restricted shares of common stock to AdMaxOffers.com in exchange for $53,740.26 principal debt and its unpaid interest for the two outstanding Demand Promissory Notes.

AdMaxOffers.com is the largest shareholder of EZJR. In September, 2012 AdMaxOffers.com, entered into two separate Demand Promissory Notes with the Corporation for $20,000 and $33,740.26. AdMaxOffers.com gave the Company the appropriate Notice, and the Company agreed to issue 2,678,013 unregistered restricted common shares to satisfy and cancel these outstanding notes. AdMaxOffers.com has agreed to tender the original Notes, marked paid and satisfied in full upon the exchange for 2,678,013 unregistered restricted common shares of EZJR, Inc.

The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act. We believed that Section 4(2) was available because the offer and sale did not involve a public offering and there was not general solicitation or general advertising involved in the offer or sale.

AdMaxOffers.com, as our largest shareholder, has a long-term pre-existing business relationship with the Company. We did not engage in any form of general solicitation or general advertising in connection with this transaction. AdMaxOffers.com was provided access to all material information, and was afforded access to our management in connection with this transaction. AdMaxOffers.com acquired these securities for investment and not with a view toward distribution, acknowledging such intent to us. They understood the ramifications of their actions. The shares of common stock issued contained a legend restricting transferability absent registration or applicable exemption.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EZJR, INC.
Registrant

Date: June 4, 2013	By:	/s/ Adam Alred
	Name: Title:	Adam Alred CEO and Director

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